                                                                  EXHIBIT 25.1

SECURITIES ACT OF 1933 FILE NO:       (IF APPLICATION TO DETERMINE ELIGIBILITY
        OF TRUSTEE FOR DELAYED OFFERING PURSUANT TO SECTION 305(b)(2)

================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                          ------------------------

                                  FORM T-1

                 STATEMENT OF ELIGIBILITY AND QUALIFICATION
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
             OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)________

                          ------------------------

                      THE FIRST NATIONAL BANK OF BOSTON
             (Exact name of Trustee as specified in its charter)


                                 04-2472499
                    (I.R.S. Employer Identification No.)

100 Federal Street, Boston, Massachusetts                             02110
(Address of principle executive offices)                           (Zip Code)

                 Gary A. Spiess, Cashier and General Counsel
  100 Federal Street, 24th Floor, Boston, Massachusetts 02110 (617) 434-2870


                          ------------------------


                                 WABAN INC.
             (Exact name of obligor as specified in its charter)


            DELAWARE                                         33-0109661
(State of other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

One Mercer Road                                                     01760
Natick, MA                                                        (Zip Code)
(Address of principle executive offices)


                         % Senior Subordinated Notes
                       (Title of Indenture Securities)


================================================================================

1.  General Information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject

    Comptroller of the Currency of the United States, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C. Federal Deposit Insurance Corporation, Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

    Trustee is authorized to exercise corporate trust powers.

2.  Affiliations with Obligor and Underwriters.

    If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

    None with respect to the Trustee.
    (See Notes on page 2)
    None with respect to Bank of Boston Corporation.

16. List of Exhibits.

    List below all exhibits filed as part of this statement of eligibility and qualification.

    1.  A copy of the articles of association of the trustee as now in effect.

    A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

    2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

    A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the business of banking as a national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification
No. 22-9514 and is incorporated herein by reference thereto.

    3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

    A copy of a certificate of the Office of the Currency dated February 6, 1978 is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

    4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

    A certified copy of the existing By-Laws of the trustee dated December 23, 1993 is filed as Exhibit No. 4.

    5.  The consent of the trustee required by Section 321(b) of the Act.

    The consent of the trustee required by Section 321(b) of the Act is annexed hereto and made a part hereof.

    6. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

     In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                  SIGNATURE
PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, THE FIRST NATIONAL BANK OF BOSTON, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF BOSTON AND COMMONWEALTH OF MASSACHUSETTS, ON THE 7TH DAY OF MARCH, 1994.


                                THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE


                                BY /s/ ERIC J. DONAGHEY
                                   --------------------
                                   ERIC J. DONAGHEY
                                   ACCOUNT MANAGER


                                  EXHIBIT 6

                             CONSENT OF TRUSTEE

     PURSUANT TO THE REQUIREMENTS OF SECTION 321(B) OF THE TRUST INDENTURE ACT
OF 1939, IN CONNECTION WITH THE PROPOSED ISSUE OF WABAN INC.   % SENIOR
SUBORDINATED NOTES WE HEREBY CONSENT THAT REPORTS OF EXAMINATIONS BY FEDERAL, STATE, TERRITORIAL, OR DISTRICT AUTHORITIES MAY BE FURNISHED BY SUCH AUTHORITIES TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST THEREFOR.

                                THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE


                                BY /s/ ERIC J. DONAGHEY
                                   --------------------
                                   ERIC J. DONAGHEY
                                   ACCOUNT MANAGER

                                  EXHIBIT 7
          CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC AND
                          FOREIGN SUBSIDIARIES, OF

                      THE FIRST NATIONAL BANK OF BOSTON

     In the Commonwealth of Massachusetts, at the close of business on December 31, 1993. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter number
200.  Comptroller of the Currency Northeastern District.

                                   ASSETS

                                                                     Dollar
                                                                   Amounts in
                                                                   Thousands
                                                                   ----------
Cash and balances due from depositary institutions:
  Noninterest-bearing balances and currency and coin............. $ 1,896,648
          Interest-bearing balances.................................. 989,983
Securities......................................................... 2,120,299
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBF's:
  Federal funds sold................................................. 786,594
  Securities purchased under agreements to resell.......................... 0
Loans and lease financing receivables:
  Loans and leases, net of unearned income.......$21,760,082
  LESS: Allowance for loan and lease losses......... 488,235
  LESS: Allocated transfer risk reserve................... 0
  Loans and leases, net of unearned income, allowance and reserve. 21,271,847
Assets held in trading accounts...................................... 303,841
Premises and fixed assets (including capitalized leases)............. 317,599
Other real estate owned............................................... 42,600
Investments in unconsolidated subsidiaries and associated companies.. 118,921
Customers' liability to this bank on acceptances outstanding......... 374,873
Intangible assets.................................................... 307,582
Other assets....................................................... 1,020,881
                                                                    ---------
   Total Assets.................................................. $29,551,668
                                                                  ===========

                                LIABILITIES
Deposits:
  In domestic offices............................................ $13,331,731
  Noninterest-bearing........................... $ 3,780,365
  Interest-bearing................................ 9,551,366
In foreign offices, Edge and Agreement subsidiaries, and IBF's..... 7,295,863
  Noninterest-bearing............................... 525,888
  Interest-bearing................................ 6,769,975
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBF's:
  Federal funds purchased.......................................... 1,302,034
  Securities sold under agreements to repurchase..................... 199,132
Demand notes issued to the U.S. Treasury.............................. 48,780
Other borrowed money............................................... 3,590,568
Mortgage indebtedness and obligations under capitalized leases........ 14,180
Bank's liability on acceptances executed and outstanding............. 375,153
Subordinated notes and debentures.................................... 598,835
Other liabilities.................................................... 723,480
                                                                      -------
   Total Liabilities............................................. $27,479,757
                                                                  ===========

Limited-life preferred stock and equity capital............................ 0


                               EQUITY CAPITAL
Perpetual preferred stock and related surplus.......................... $   0
Common stock.......................................................... 75,200
Surplus.............................................................. 893,227
Undivided profits and capital reserves............................. 1,076,870
LESS: Net unrealized loss on marketable equity securities........... (34,746)
Cumulative foreign currency translation adjustments.................. (8,132)
Total equity capital............................................... 2,071,911
                                                                    ---------
   Total Liabilities, Limited-life preferred stock, and equity... $29,551,668
                                                                  ===========

     I, Robert T. Jefferson, Comptroller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                        Robert T. Jefferson

                                                              February 9, 1994


     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                        Charles G. Gifford
                                        Ira Stepanian
                                        Paul C. O'Brien
                                                      Directors


                                                              February 9, 1994

================================================================================
                        ============================



          [LOGO OF THE FIRST NATIONAL BANK OF BOSTON APPEARS HERE]



                                   BY-LAWS

                                     OF

                      THE FIRST NATIONAL BANK OF BOSTON



                        ----------------------------



                        Revised to December 23, 1993






HH-875                                                       CERTIFIED COPY
Rev. (12-93)                                                (See Inside Page)

================================================================================
                        ============================

                          CERTIFICATE OF TRUE COPY


     I, the undersigned, ________________________________________________,
hereby certify that I am the duly appointed Assistant Secretary of the Board of Directors of THE FIRST NATIONAL BANK OF BOSTON and in that capacity have access to its corporate documents and records and have authority to certify to such documents and records, and I do hereby certify that the within document is a complete and correct copy of the By-Laws of said bank as they are in effect on this date.

     The table of contents is not a part of the By-Laws but is included therein as a matter of convenience.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed hereto the seal of THE FIRST NATIONAL BANK OF BOSTON this ___________ day of ___
__________________________________________________________________.


                                ______________________________________________
_____________
                                 Assistant Secretary of the Board
                                       of Directors

          [LOGO OF THE FIRST NATIONAL BANK OF BOSTON APPEARS HERE]




                                   BY-LAWS

                                     OF

                      THE FIRST NATIONAL BANK OF BOSTON


                        ----------------------------

                              TABLE OF CONTENTS


                                  ARTICLE I

                          MEETINGS OF SHAREHOLDERS


                                                                          PAGE
                                                                          ----
SECTION 1.     Place of Meeting .......................................      1
SECTION 2.     Annual Meetings ........................................      1
SECTION 3.     Special Meetings .......................................      2
SECTION 4.     Notices of Meetings ....................................      2
SECTION 5.     Quorum .................................................      2
SECTION 6.     Organization ...........................................      2
SECTION 7.     Voting .................................................      2
SECTION 8.     Action Without a Meeting ...............................      2

                                 ARTICLE II

                             BOARD OF DIRECTORS

SECTION 1.     General Powers .........................................      3
SECTION 2.     Number, Qualification, Election and Term
                of Office .............................................      3
SECTION 3.     Quorum and Manner of Acting ............................      3
SECTION 4.     Organization Meeting ...................................      3
SECTION 5.     Regular Meetings .......................................      3
SECTION 6.     Special Meetings .......................................      4
SECTION 7.     Notices of Meetings ....................................      4
SECTION 8.     Organization of Meetings ...............................      4
SECTION 9.     Order of Business ......................................      4
SECTION 10.    Resignation ............................................      4
SECTION 11.    Vacancies ..............................................      4
SECTION 12.    Fees and Expenses of Directors .........................      5
SECTION 13.    Validity of Acts of Directors ..........................      5
SECTION 14.    Action by Directors Without a Meeting ..................      5
SECTION 15.    Transactions With the Bank .............................      5

                                                                          PAGE
                                                                          ----

                                 ARTICLE III

                                 COMMITTEES


SECTION 1.     Executive Committee ....................................      6
SECTION 2.     Audit Committee ........................................      7
SECTION 3.     Compensation Committee .................................      7
SECTION 4.     Trust Committee ........................................      8
SECTION 5.     Community Investment Committee .........................      8
SECTION 6.     Other Committees .......................................      8
SECTION 7.     Changes in Committee Membership and Filling of
                Vacancies .............................................      9
SECTION 8.     Records of Committee Action and Board
                of Directors' Approval ................................      9
SECTION 9.     Committee Proceedings ..................................      9
SECTION 10.    Action of Committees Without a Meeting .................      9
SECTION 11.    General Authority of Committees ........................      9


                                 ARTICLE IV

                                  OFFICERS

SECTION 1.     Titles and Qualifications ..............................     10
SECTION 2.     Appointment ............................................     10
SECTION 3.     Terms of Office ........................................     10
SECTION 4.     Duties; Fidelity Bond ..................................     10
SECTION 5.     The Chairman of the Board ..............................     11
SECTION 6.     The President ..........................................     11
SECTION 7.     The Vice Chairmen ......................................     11
SECTION 8.     Executive Officers .....................................     11
SECTION 9.     The Cashier and the Secretary of the
                Board of Directors ....................................     11
SECTION 10.    Assistant Cashiers and Assistant Secretaries ...........     12
SECTION 11.    The General Auditor ....................................     12
SECTION 12.    The Authorized Officers.................................     12
SECTION 13.    Resignation ............................................     12
SECTION 14.    Designated Officer .....................................     12

                                  ARTICLE V

         CONVEYANCE OF REAL PROPERTY, TRANSFER OF PERSONAL PROPERTY, AND EXECUTION AND DELIVERY OF DEEDS, LEASES, CONTRACTS, ETC.

                                                                          PAGE
                                                                          ----


                                 ARTICLE VI


                  STOCK CERTIFICATES AND TRANSFER OF STOCK




SECTION 1.     Certificates of Stock ..................................     13
SECTION 2.     Transfer of Stock ......................................     13

                                 ARTICLE VII

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 1.     Indemnification Generally ..............................     13
SECTION 2.     Indemnification for Successful Defense .................     14
SECTION 3.     Receipt of Indemnification .............................     14
SECTION 4.     Definitions ............................................     14
SECTION 5.     Insurance ..............................................     14


                                ARTICLE VIII

                                 AMENDMENTS


                                 ARTICLE IX

                             GENERAL PROVISIONS

SECTION 1.     Advisory Boards ........................................     15
SECTION 2.     Voting of Securities ...................................     15
SECTION 3.     Powers of Attorney .....................................     16
SECTION 4.     Minute Book; By-Laws ...................................     16
SECTION 5.     Seal ...................................................     16
SECTION 6.     Fiscal Year ............................................     17
SECTION 7.     Waiver of Notice .......................................     17


                                  ARTICLE X

                              EMERGENCY BY-LAWS

SECTION 1.     Effective Period .......................................     17
SECTION 2.     Meetings of the Board of Directors .....................     17
SECTION 3.     Emergency Location of Head Office ......................     17
SECTION 4.     Preservation of Continuity of Management ...............     17
SECTION 5.     Immunity ...............................................     17
SECTION 6.     Amendments of Emergency By-Laws ........................     17

          [LOGO OF THE FIRST NATIONAL BANK OF BOSTON APPEARS HERE]


                                   BY-LAWS

                                     OF

                      THE FIRST NATIONAL BANK OF BOSTON


                                  ARTICLE I

                          MEETINGS OF SHAREHOLDERS


          SECTION 1. Place of Meeting. All meetings of the shareholders of the Bank shall be held at its Head Office in the City of Boston, Suffolk County, Commonwealth of Massachusetts or at such other place as the Board of Directors may designate. If, when any meeting is convened, the presiding officer deems the place designated therefor to be inadequate, he or she may adjourn the meeting for such period of time on the same day as he or she may deem reasonably necessary to permit the meeting to be reconvened at some adequate and convenient place located in the same city. The presiding officer in such event shall announce the adjournment and time and place of reconvening.

          SECTION 2. Annual Meetings. The regular annual meeting of the shareholders for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held on the fourth Thursday of April of each year (or if that day would not be a business day (as hereinafter defined) in the City of Boston, then on the first such following business day) at ten o'clock in the forenoon unless another hour shall have been designated by the Board of Directors. If no election of directors is held on the date so determined for the annual meeting of shareholders or at any adjournment of such meeting, an election shall be held on some subsequent day within 60 days thereafter and notice thereof shall be given in accordance with the provisions of Section 75 of Title 12 of the United States Code. All elections shall be held in accordance with such regulations as may be prescribed by the Board of Directors, not inconsistent with law and these By-Laws. It shall be the duty of the Board of Directors prior to each annual election to appoint two judges of the election. Failing such an appointment by the Board of Directors, the appointment shall be made by the presiding officer at the shareholders' meeting. If a judge previously appointed shall fail to attend the meeting or shall decline or be unable to serve, a judge to serve in his or her place shall be appointed either by the Board of Directors or by the presiding officer at the meeting. The judges shall oversee the conduct of the election and at the conclusion thereof shall submit to the Cashier a certificate setting forth the results thereof. As used in these By-Laws, the expression "business day" means a day other than a day which, at a particular place, is a public holiday or a day other than a day on which banking institutions at such place are allowed or required, by law or otherwise, to remain closed.

          SECTION 3. Special Meetings. Except as otherwise provided by law, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors, the Chairman of the Board, the President or by the holder or holders of at least one-tenth of the then outstanding shares.

          SECTION 4. Notices of Meetings. Except as otherwise provided by law, printed or typewritten notice of the time, place and purpose of each meeting of the shareholders shall be mailed by the Cashier (or any other person authorized to do so by law, the Board of Directors or these By-Laws), by first-class mail, postage prepaid, at least l0 days before the day on which the meeting is to be held, to each shareholder of record entitled to vote at such meeting at such shareholder's address as shown on the stock books of the Bank. Such further notice shall be given by publication or otherwise as may be required by law or as may be ordered by the Board of Directors.

          SECTION 5. Quorum. Except as otherwise provided by law or these By-Laws, all the business of a duly convened meeting of shareholders may be transacted by the shareholders present in person or represented by proxy owning of record a majority of the outstanding shares entitled to vote thereat.

          SECTION 6. Organization. At every meeting of the shareholders, the Chairman of the Board or the President or, in their absence, a person chosen by majority vote of the shareholders entitled to vote thereat present in person or represented by proxy shall act as chairman; and the Cashier or, in his or her absence, an Assistant Secretary of the Board of Directors or, in their absence, any person present appointed by the chairman shall act as secretary of the meeting.

          SECTION 7. Voting. Save for the statutory right of shareholders to cumulate their votes for the election of directors as provided in Section 61 of Title 12 of the United States Code, in deciding all questions at meetings of the shareholders, each shareholder, except such shareholders as are prohibited from voting under the provisions of said Section 61, shall be entitled to one vote for each share of stock registered in the name of such shareholder on the books of the Bank. Any vote on stock may be given by the shareholder entitled thereto, either in person or by proxy appointed by an instrument in writing, subscribed by such shareholder or by such shareholder's attorney-in-fact thereunto authorized and delivered to the secretary of the meeting, provided, however, that no officer or employee of the Bank may act as proxy. A proxy shall be valid for only one meeting, to be specified therein, and all adjournments of such meeting. A majority of the votes cast shall decide each matter submitted to the shareholders at any meeting except in cases where a larger vote is required by law. The election of directors at any meeting of the shareholders shall be by ballot. Except as otherwise provided by law or these By-Laws, the vote on any other matter considered at a meeting of the shareholders may be taken by show of hands or by voice vote unless any shareholder present in person or represented by proxy and entitled to vote thereon shall demand a vote by ballot, in which case such vote by ballot shall immediately be taken.

          SECTION 8. Action Without A Meeting. Any action which may be taken by shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of shareholders. Any such consent shall be treated for all purposes as a vote at a meeting and may be described as such in any certificate or other document filed with or furnished to any official, governmental agency or other person having dealings with the Bank.

                                 ARTICLE II

                             BOARD OF DIRECTORS

          SECTION 1. General Powers. The property and business of the Bank shall be managed by the Board of Directors which may exercise all corporate powers of the Bank except such powers as are by law or the Articles of Association or these By-Laws conferred upon or reserved to the shareholders.

          SECTION 2. Number, Qualification, Election and Term of Office. The number of directors shall not be less than five nor more than twenty-five. Within those limits, the number of directors shall be determined from time to time by vote of a majority of the entire Board or by resolution of the shareholders at any meeting at which directors are to be elected; provided, however, that no director shall be required to vacate office by reason only of a reduction in the number comprising the entire Board of Directors made pursuant to this Section. Each director must during his or her whole term of office have the qualifications prescribed in Section 72 of Title 12 of the United States Code. Except in the case of directors appointed by the Board of Directors to fill vacancies pursuant to Section 11 of this Article, directors shall be elected by ballot at the regular annual meeting of the shareholders; provided that in the event of failure to hold such meeting or to hold such election at such meeting, such election shall be held within 60 days of the day fixed as prescribed by Section 75 of Title 12 of the United States Code. Directors, except those appointed by the Board of Directors to fill vacancies, shall be elected as provided in Section 61 of Title 12 of the United States Code. Each director shall hold office until the annual meeting next following the date of his or her election or appointment and until the election and qualification of his or her successor or until his or her earlier resignation, death or disqualification. As used in these By-Laws, the expression "entire Board" means the number of directors in office at a particular time.


          SECTION 3. Quorum and Manner of Acting. A majority of the number of directors in office shall constitute a quorum for the transaction of business at any meeting, and except as otherwise provided by law or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Directors shall be deemed present at a meeting when present in person or by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. In the absence of a quorum, a majority of the directors present, or if only two directors are present, either director, or the sole director present, may adjourn any meeting to a day certain or from time to time until a quorum is present. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted if the meeting had been held when originally called. A director may not vote or otherwise act by proxy.

          SECTION 4. Organization Meeting. The Board of Directors elected at any meeting of the shareholders shall meet in the directors' room at the Head Office of the Bank immediately after the final adjournment of such meeting or as soon as practicable (but not more than 30 days) thereafter for purposes of taking the oath prescribed by law, organization, the election of officers for the succeeding year and the transaction of other business.

          SECTION 5. Regular Meetings. Regular meetings of the Board of Directors (other than the organization meeting of the Board of Directors to be held each year following the annual election of directors) shall be held on the fourth Thursday in each month, at eleven o'clock in the forenoon in the directors' room at the Head Office of the Bank, or at such other place or at such other time, or both, as shall be designated in the notice of meeting given to the directors as provided in these By-Laws. If the day designated for a regular meeting of the Board of Directors would not be a business day (as defined in Section 2 of Article I of these By-Laws) at the place where the meeting is to be held, then the meeting shall be held on such other business day as the Board of Directors may have previously designated, or if no such day shall have been designated, the meeting shall be held on the first business day at such place preceding the date originally designated for such meeting. Any regular meeting of the Board of Directors may be dispensed with by an appropriate vote passed by the Board of Directors at any prior meeting.

          SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the

Chairman of the Board or the President and shall be called by the Cashier at the written request of three or more directors. A special meeting of the Board of Directors shall be held at such place and time as may be designated in the call of the meeting.

          SECTION 7. Notices of Meetings. Notice of the time and place of each regular or special meeting of the Board of Directors shall be given to each director at least 48 hours before such meeting if delivered personally or sent by mail or at least 24 hours before such meeting if given by telephone, telex, or other electronic means. Notice by mail shall be deemed to be given when deposited in the post office or a letter box in postage-paid sealed wrappers or when transmitted by telegraph or telex, and addressed separately to each director at his or her address appearing on the records of the Bank. Notices of meetings of the Board of Directors need not include a statement of the business to be transacted thereat unless required by law or these By-Laws. No notice of any adjourned meeting of the Board of Directors need be given other than by announcement at the session of the meeting which is being adjourned. Failure to give any such notice of any meeting, or any irregularity in the notice thereof, shall not invalidate any proceedings taken thereat if a quorum is present and if all absent directors, either before or after the meeting, shall sign a waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the minutes of the meeting to which they relate.

          SECTION 8. Organization of Meetings. At each meeting of the Board of Directors, the Chairman of the Board or the President or in their absence, a director chosen by a majority of the directors present shall act as chairman. The Cashier or, in his or her absence, any person appointed by the chairman, shall act as secretary of the meeting and keep minutes of the proceedings. The secretary of the meeting need not be sworn.

          SECTION 9. Order of Business. At all meetings of the Board of Directors, business shall be transacted in the order determined by the chairman of the meeting, subject to approval of the directors present thereat.

          SECTION 10. Resignation. Any director may resign at any time by giving written notice to the Chairman of the Board, the President or the Cashier. The resignation of any director shall take effect upon its receipt or on any later date specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be required to make it effective.

          SECTION 11. Vacancies. The Board of Directors may act notwithstanding a vacancy or vacancies in its membership; but if the office of any director becomes vacant by reason of resignation, death or any other circumstance (including a vacancy resulting from an enlargement of the Board of Directors), the remaining directors in office, although more or less than a quorum, by a majority vote of such remaining directors may appoint a successor or one or more additional directors, as the case may be, each of whom shall hold office until the next annual election of directors and until the election and qualification his or her successor, or until his or her earlier resignation, death or disqualification.

          SECTION 12. Fees and Expenses of Directors. Each director who is not an officer or employee of the Bank or any of its affiliates may be paid such fees for his or her services and for attendance at meetings of the Board of Directors or of any committee thereof as the Board of Directors may determine from time to time to be appropriate. Such fees may be payable currently or on a deferred basis. In addition, each such director shall be entitled to reimbursement for reasonable expenses incurred by him or her in order to attend meetings of the Board of Directors and committees thereof or otherwise in connection with the performance of his or her duties as a director.

          SECTION 13. Validity of Acts of Directors. All action taken by any meeting of the Board of Directors or a committee of the directors or by any person acting as a director shall, notwithstanding that it shall afterwards be discovered that there was some defect in the election or appointment or continuance in office of any such director or person acting as a director, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote in relation to the matter acting upon, be as valid as if every such person had been duly elected or appointed, had duly continued in office and was qualified to be a director and entitled to vote on such matter.

          SECTION 14. Action by Directors Without a Meeting. Unless otherwise restricted by the Articles of Association or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee. Any such consent shall be treated for all purposes as a vote duly adopted by the Board of Directors or such committee at a meeting and may be described as such in any certificate or other document filed with or furnished to any public official, governmental agency or other person having dealings with the Bank.

          SECTION 15. Transactions With the Bank. No contract or other transaction between the Bank and one or more of its directors or between the Bank or any other corporation, partnership, voluntary association, trust or other organization of which any of its directors is a director or officer or in which he or she has any financial interest shall be void or voidable for this reason or because any such director is present at or participates in the meeting of the Board of Directors or of the committee thereof which authorizes the contract or transactions or because his or her vote is counted for such purpose
(a) if the material facts as to the contract or transaction and as to his or her relationship or interest are disclosed to the Board of Directors or such committee and the Board of Directors or such committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors even though the disinterested directors be less than a quorum or (b) if the material facts as to the contract or transaction and as to his or her relationship or interest are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the shareholders or (c) if the contract or transaction is fair and reasonable as to the Bank as of the time it is authorized, approved or ratified by the Board of Directors, such committee or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

                                 ARTICLE III

                                 COMMITTEES

          SECTION 1. Executive Committee. There shall be an Executive Committee composed of the Chairman of the Board, the President and such number of other directors, not less than five nor more than seven, as the Board of Directors may appoint from time to time by resolution passed by the vote of a majority of the entire Board. The Board of Directors may also, from time to time, by similar resolution, appoint one or more alternate members of the Executive Committee who may attend and act in the place of any absent or disqualified member or members of the Executive Committee at any meeting thereof. Subject to the provisions of Section 6 of this Article III, the term of office of any appointed member or alternate member of the Executive Committee shall expire on the date specified in the resolution of appointment or any earlier date on which he or she ceases to be a director. Any director who has served as a member or alternate member of the Executive Committee shall be eligible for reappointment to a new term of office on the Committee.

          During the intervals between meetings of the Board of Directors, the Executive Committee, unless expressly provided otherwise by law or these By-laws, shall have and may exercise all the authority of the Board of Directors, except that it shall not be entitled to

             (i)     change the principal office of the Bank;

             (ii)    amend or repeal these By-Laws or to adopt new by-laws;

             (iii)   issue stock;

             (iv) establish and designate series of stock or to fix and determine the relative rights and preferences of any series of stock;

             (v) elect officers required by law to be elected by the shareholders or directors or to fill vacancies in any such offices;

             (vi) change the number of the Board of Directors or to fill vacancies in the Board of Directors;

             (vii) fix the remuneration of any director for serving on the Board of Directors or any Committee thereof or for services to the Bank in any other capacity; or

             (viii) authorize the payment of any dividend or distribution to shareholders.

          The action taken by the Executive Committee at each meeting shall be reported to the Board of Directors and shall be subject to alteration or repeal by the latter, provided that no alteration or repeal by the Board of Directors of action taken by the Executive Committee shall prejudice the rights or acts of any third person.

          The Executive Committee shall hold meetings at such times and places and upon such notice as it may from time to time determine. Other meetings of the Executive Committee may be called at any time by the Chairman of the Board or by the President or by any three members of the Executive Committee or by the Secretary of the Board of Directors at the written request of the person or persons entitled to call such a meeting.

          SECTION 2. Audit Committee. There shall be an Audit Committee composed of such number of directors (not less than three) as the Board of Directors, by resolution passed by the vote of a majority of the entire Board, may appoint. No employee of the Bank or of Bank of Boston Corporation (or of any other corporation, company, trust or firm which succeeds to the ownership of a majority or more of the shares of the capital stock of the Bank having ordinarily the power to vote for the election of directors) shall be a member of the Audit Committee.

          The duties of the Audit Committee shall be

           (a) at least once in each calendar year and within 15 months of the last occasion, to make, or cause to be made by accountants responsible only to the Board of Directors, a suitable examination and evaluation of the practices and internal accounting, operating and administrative controls being employed by the Bank in the performance of its fiduciary functions in order to ascertain, since the last such review and evaluation, whether such fiduciary functions have been administered in accordance with applicable law and rules and regulations thereunder and sound fiduciary principles;

           (b) to make, or cause to be made by the independent accountants, such other examinations or audits of the affairs and operations of the Bank or of any one or more of its subsidiaries, of such scope, with such objects and at such times or intervals as the Committee may determine in its discretion or as may be ordered by the Board of Directors or the Executive Committee;

           (c) to submit to the Board of Directors as soon as may be convenient following the conclusion of each examination or audit made by or at the direction of the Committee, a written report relative thereto; and

           (d) to oversee the activities of the General Auditor and his or her staff. The Committee shall also be responsible for conducting periodic performance evaluations and establishing the compensation of the General Auditor.

          A notation with respect to each report made to the Board of Directors by the Audit Committee and of the action taken thereon by the Board of Directors shall be made in the minutes of the latter.

          SECTION 3. Compensation Committee. There shall be a Compensation Committee composed of such number of directors (not less than three nor more than five) as the Board of Directors, by resolution passed by the vote of a majority of the entire Board, may appoint. No employee of the Bank or of Bank of Boston Corporation (or of any other corporation, company, trust or firm which succeeds to the ownership of a majority or more of the shares of the capital stock of the Bank having ordinarily the power to vote for the election of directors) may be a member of the Compensation Committee.

           The duties of the Compensation Committee shall be

           (a) after considering the recommendations of management, to make recommendations to the Board of Directors from time to time as to the salaries of those officers of the Bank who are in positions or at salary levels designated from time to time by the Board of Directors on the recommendation of the Committee and after considering the recommendations of management, to approve salaries of such other officers as the Committee deems appropriate;

           (b) to review those benefit plans and arrangements affecting directors of the Bank and as the Board of Directors deems appropriate from time to time, to review benefit plans and arrangements affecting employees of the Bank, to discharge any responsibility placed upon the Committee by any such benefit plans or arrangements;

           (c) to make, or cause to be made, such special studies and reports pertaining to the Bank's compensation policies and practices as may be requested of the Committee from time to time by the Board of Directors; and

           (d) to discharge any other duties or responsibilities specifically delegated to the Committee by the Board of Directors.

          SECTION 4. Trust Committee. The Board of Directors shall appoint a Trust Committee composed of not less than five directors or officers, or both.

          The functions of the Trust Committee shall be

              (a) to review and approve all general policies pertaining to the exercise of fiduciary powers by the Bank and to oversee the exercise of the fiduciary powers and policies of the Bank;

              (b) to discharge any other duties or responsibilities specifically delegated to the Committee by the Board of Directors; and

              (c) to make written reports to the Board of Directors from time to time of its findings and recommendations.

          In order to assist in the administration of fiduciary powers, the Trust Committee may from time to time appoint or revoke the appointment of one or more committees responsible only to the Trust Committee composed of one or more directors or officers or both. Any such committee shall perform such functions as the Trust Committee may assign to it.

          SECTION 5. Community Investment Committee. The Board of Directors may from time to time appoint a Community Investment Committee composed of not less than three nor more than five directors.

          The duties of the Committee shall be from time to time to review the policies established by the Bank relating to the discharge by the Bank of its responsibilities under the Community Reinvestment Act of 1977 (Section 2901 et seq. of Title 12 of the United States Code) and regulations thereunder, or any other applicable Federal or state law or regulations thereunder relating to substantially the same subject as the said Community Reinvestment Act of 1977, and to evaluate such policies and the measures being taken by the Bank to implement them and to make reports to the Board of Directors from time to time of its findings and recommendations.

          SECTION 6. Other Committees. The Board of Directors may, from time to time, by resolution passed by the vote of a majority of the entire Board, constitute such other standing or special committees made up of such directors, officers or other persons as it deems desirable and may dissolve any such committee by like resolution at its pleasure. Each such committee shall have such authority and perform such duties not inconsistent with law and these By-Laws as may be assigned to it by the Board of Directors. Vacancies in any such committee shall be filled by resolution passed by the vote of a majority of the entire Board. No such committee shall be granted or shall exercise any authority which shall have been delegated to another committee by these By-Laws or by resolution of the Board of Directors or which, in the absence of such delegation, could not be exercised by the Executive Committee.

          SECTION 7. Changes in Committee Membership and Filling of Vacancies. The Board of Directors by resolution passed by the vote of a majority of the entire Board may at any time or from time to time (a) increase or reduce the number of members of any committee, within any applicable limits imposed by these By-Laws, (b) remove any member (except a member ex officio) from any committee, (c) appoint a director or other eligible person to fill a vacancy in, or to be an additional member of, any committee, and (d) discharge any committee except a standing committee established pursuant to Section 1 through 4 of this
Article III.

          SECTION 8. Records of Committee Action and Board of Directors' Approval. Each committee appointed by the Board of Directors shall keep a record of its acts and proceedings which shall be open for inspection at any time by any director. Such records shall be submitted to the Board of Directors at such time or times as may be required by these By-Laws or as may be requested by the Board of Directors. Failure to submit such record, or failure of the Board of Directors to approve any action indicated therein, shall not invalidate any action otherwise lawful, to the extent that it has been carried out by the Bank prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided. The action of the Board of Directors at any meeting with respect to action taken by any standing committee shall be recorded in the minutes of the meeting.

          SECTION 9. Committee Proceedings. In the absence of specific provisions in these By-Laws or regulations imposed by the Board of Directors, a committee may meet and adjourn and otherwise regulate its meetings as it thinks fit. A committee may appoint a chairman of its meetings if none has been appointed by the Board of Directors or is designated elsewhere in this Article
III. If no such chairman has been appointed, or if at any meeting the chairman is not present within five minutes after the time appointed for the holding of the meeting, the members present may choose one of their number to be chairman of the meeting. A quorum for the transaction of business at any meeting of a committee shall be a majority of the fixed number of members thereof for the time being (whether or not any seat is vacant) unless a different rule shall have been adopted by a resolution passed by the vote of a majority of the Board of Directors. A resolution passed by the vote of a majority of the members present at the time of voting if a quorum is present shall be the act of the committee. In the case of an equality of votes the Chairman shall have a second or casting vote. A committee cannot sub-delegate any of its powers or duties within its membership or to any other person or persons unless authorized to do so by the Board of Directors or these By-Laws. Committee members cannot vote by proxy.

          SECTION 10. Action of Committees Without a Meeting. Any action required or permitted to be taken by a committee of the Board of Directors may be taken without a meeting if all members of the committee consent thereto in writing either before or after the action is taken and the writing or writings evidencing such consent are filed with the minutes of proceedings of such committee. For all purposes of these By-Laws, any such consent shall constitute a resolution duly passed by such committee.

          SECTION 11. General Authority of Committees. Any committee appointed by the Board of Directors pursuant to this Article III shall be at liberty

           (a) to meet and confer with employees of the Bank and its subsidiaries on all matters relating to the work of the Committee which fall within the purview of such employees and to be informed by any of them as to the policies, practices, and controls of the division or department of the Bank or of the subsidiary of the Bank to which he or she is assigned; and

           (b) to examine all reports which are relevant to the work of the Committee (i) made by the Bank or any of its subsidiaries to regulatory authorities and (ii) of examinations of the Bank or any of its subsidiaries made by regulatory authorities.

                                 ARTICLE IV

                                  OFFICERS

          SECTION 1. Titles and Qualifications. The officers of the Bank shall be a Chairman of the Board, a President, a Cashier, a General Auditor, and such other officers, including one or more Vice Chairmen, as may be appointed from time to time in accordance with these By-Laws. Except as otherwise provided by law, the duties of any two officers may be discharged by the same person, but the President shall not serve at the same time as Cashier. The Chairman of the Board and the President must be directors.

          SECTION 2. Appointment. The Chairman of the Board, the President, any Vice Chairman, Executive Officers, the Cashier and General Auditor, shall be appointed by a majority vote of the entire Board. The Chairman of the Board, the President, any Vice Chairman or any member of the Corporate Working Committee to whom the Chairman of the Board, the President or any Vice Chairman has delegated authority by written delegation filed from time to time with the Cashier as a part of the official records of the Bank shall appoint the Authorized Officers of the Bank and shall establish the grades of the Authorized Officers and prescribe the titles, designations, qualifications, and duties of the Authorized Officers so appointed. In addition, there may be from time to time such other officers or agents of the Bank with such titles, designations, qualifications, and duties as the Chairman of the Board, the President, a Vice Chairman or a member of the Corporate Working Committee may see fit to appoint or employ, provided that such member of the Corporate Working Committee is one to whom the Chairman of the Board, the President or a Vice Chairman has delegated the authority to appoint such officers or agents in one or more written delegations filed from time to time with the Cashier as a part of the records of the Bank.

          SECTION 3. Terms of Office. Each officer or agent of the Bank shall occupy his or her office or continue as such officer or agent only during the pleasure of the Board of Directors or of the officer who appointed him or her or until such officer or agent sooner resigns, retires or dies except that the Board of Directors, the Chairman of the Board, the President or Vice Chairman may delegate to one or more of the members of the Corporate Working Committee the authority to vary or terminate the term of office of an officer or agent of the Bank. The delegation of authority to vary or terminate the term of office of an officer or agent shall be effected by or in accordance with the terms of a resolution of the Board of Directors.

          SECTION 4. Duties; Fidelity Bond. The duties and authority of each officer, employee or other agent of the Bank, other than as set forth in these By-Laws, shall be prescribed, and may be varied from time to time, by the body or officer of the Bank which appointed or employed him or her. Each officer and employee of the Bank shall be covered by a bond or fidelity insurance approved by the Board of Directors and conditioned for the honest discharge of his or her duties as such officer or employee. Such bonds or insurance may be in individual, schedule or blanket form and the premiums therefor shall be paid by the Bank.

          SECTION 5. The Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Bank and shall have the general control and management of the business and affairs of the Bank. When present, he or she shall preside at all meetings of the Board of Directors and of the shareholders. He or she shall have such powers and duties as usually are incident to the Office of Chief Executive Officer and shall perform such other duties as may be imposed on him or her by law, the Articles of Association and these By-Laws, or as may be assigned by the Board of Directors. The Chairman of the Board shall be a member of the Executive Committee. A vacancy occurring in the office of Chairman of the Board shall be filled promptly by the Board of Directors.

          SECTION 6. The President. The President shall be the Chief Operating Officer of the Bank and shall have the general control and management of the operations of the Bank. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and the shareholders. The President shall be subject to the direction of the Board of Directors and of the Chairman of the Board under whose direct supervision he or she shall be. The President shall perform such duties as may be imposed on him or her by law, the Articles of Association and these By-Laws or as may be assigned to him or her by the Board of Directors or the Chairman of the Board. He or she shall have such other powers and duties as are usually incident to the Office of President and Chief Operating Officer. The President shall be a member of the Executive Committee. A vacancy occurring in the office of President shall be filled promptly by the Board of Directors.

          SECTION 7. The Vice Chairmen. Each Vice Chairman shall perform the duties imposed upon him or her by these By-Laws or assigned to him or her by the Board of Directors, the Executive Committee, the Chairman of the Board or the President. The Vice Chairmen shall be senior in rank to all officers other than the Chairman of the Board and the President.

          SECTION 8. Executive Officers. The Chairman of the Board, the President, the Vice Chairmen, the Cashier and such other Executive Officers as may be so designated from time to time by the Board of Directors shall be the Executive Officers of the Bank and shall be charged with the major policy-making functions of the Bank.

          SECTION 9. The Cashier and the Secretary of the Board of Directors. The Cashier shall be the principal recording officer of the Bank. The Cashier shall be ex officio, the Secretary of the Board of Directors and of the Executive Committee and of the Audit Committee. The Cashier shall attend and keep minutes of the proceedings at all meetings of the shareholders, the Board of Directors, the Executive Committee and the Audit Committee and of each other committee appointed by the Board of Directors which shall not have appointed any other person to serve as its secretary. As required by law, these By-Laws, the Board of Directors or the Executive Committee, the Cashier shall give or cause to be given notice to the shareholders of each annual and special meeting and to the directors of each regular and special meeting of the Board of Directors, except the organization meeting held immediately after the regular annual meeting of the shareholders. The Cashier shall have charge of the corporate seal and minute books of the Bank and of such other corporate records, books and papers as the Board of Directors or the Executive Committee may order to be kept in his or her custody or under his or her control. The Cashier shall have authority to affix the seal of the Bank to all instruments executed under seal and to attest thereto. The Cashier shall perform such other duties as may be imposed upon him or her by law, the Articles of Association, these By-Laws, the Board of Directors, any Committee thereof or the Chairman of the Board, under whose direct supervision he or she shall be. A vacancy occurring in the office of Cashier shall be filled promptly by the Board of Directors.

          SECTION 10. Assistant Cashiers and Assistant Secretaries. Each Assistant Cashier and Assistant Secretary shall perform such duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board, the President or the Cashier, and shall have the authority to affix the seal of the Bank to all instruments executed under seal and to attest thereto.

          SECTION 11. The General Auditor. The General Auditor shall direct the internal audit activities of the Bank and shall provide the Audit Committee with objective and timely information regarding the internal audit activities of the Bank. In the conduct of this responsibility, the General Auditor shall perform such duties as may be imposed upon him or her by these By-Laws, the Board of Directors and the Audit Committee. To assure the professional independence of the General Auditor, he or she shall report directly and solely to the Audit Committee. For purposes of internal administration, the General Auditor shall report to an Executive Officer of the Bank other than the Chairman of the Board or the President. A vacancy occurring in the office of the General Auditor shall be filled promptly by the Board of Directors.

          SECTION 12. The Authorized Officers. Each Authorized Officer shall bear such title as may be conferred on him or her from time to time by the Chairman of the Board, the President, the Vice Chairman or member of the Corporate Working Committee appointing him or her and shall perform the duties imposed upon him or her by these By-Laws or assigned to him or her by the Board of Directors, the Executive Committee, the Chairman of the Board, the President, the Vice Chairman or member of the Corporate Working Committee appointing him or her or the officer to whom he or she reports.

          SECTION 13. Resignation. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President, a Vice Chairman, the Cashier or to the member of the Corporate Working Committee to whom he or she reports. The resignation of any officer shall take effect upon its receipt or on any later date specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be required to make it effective.

          SECTION 14. Designated Officer. The term designated officer of the Bank, whenever it appears in a resolution or vote of the Board of Directors of the Bank, shall refer to any one of the Chairman of the Board, the President, any Vice Chairman, any Executive Officer, the Cashier, the General Auditor, and any Authorized Officer unless the resolution or vote of the Board of Directors otherwise provides.

                                  ARTICLE V

              CONVEYANCE OF REAL PROPERTY, TRANSFER OF PERSONAL
                   PROPERTY, AND EXECUTION AND DELIVERY OF
                       DEEDS, LEASES, CONTRACTS, ETC.

          Authority to convey real property, transfer personal property, sign, execute and deliver deeds, leases, contracts, notes, negotiable instruments, agreements and all other written instruments and documents for and on behalf of this Bank, other than as set forth in these By-Laws or as prescribed by law, shall be prescribed by resolutions adopted by the Board of Directors of the Bank from time to time.

                                 ARTICLE VI

                  STOCK CERTIFICATES AND TRANSFER OF STOCK

          SECTION 1. Certificates of Stock. Certificates for shares of the Capital Stock of the Bank shall be in such form as shall be approved by the Board of Directors. They shall be numbered consecutively and entered in the stock record book of the Bank as they are issued. They shall be signed by the Chairman of the Board or the President and by the Cashier or an Assistant Cashier of the Bank and shall be sealed with its corporate seal. The seal may be a facsimile. Where a stock certificate is manually countersigned by a transfer agent other than the Bank or its employee and by a registrar other than the Bank or its employee, the signature thereon of any officer of the Bank may be a facsimile. In case any person who, as officer, transfer agent or registrar, shall have signed, or whose facsimile signature shall have been placed on, a stock certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall have been delivered by the Bank, such certificate may nevertheless be delivered with the same effect as though such person had not ceased to be such officer, transfer agent or registrar. Each certificate shall recite on its face that it is transferable only on the books of the Bank and shall meet the requirements of the laws of the United States. The stock record book and blank stock certificates shall be kept in the custody and under the control of the Cashier or of any other officer or agent designated by the Board of Directors or the Executive Committee.

          SECTION 2. Transfer of Stock. Transfer of shares of the Capital Stock of the Bank shall be made only on the books of the Bank subject to the restrictions and provisions of the laws of the United States, and a transfer book shall be provided in which all assignments and transfers of shares of the Capital Stock of the Bank shall be made.

                                 ARTICLE VII

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

          SECTION 1. Indemnification Generally. The Bank may, to the extent legally permissible, indemnify each of the directors and officers of the Bank or of the Bank's wholly-owned subsidiaries against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such director or officer being or having been such a director or officer of the Bank or of the Bank's wholly-owned subsidiaries or by reason of such director or officer serving or having served at the request of the Bank as a director, officer or trustee of any firm, corporation, or organization or by reason of such director or officer serving or having served in any capacity with respect to any employee benefit plan maintained by the Bank or any wholly-owned subsidiary of the Bank, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Bank or of such subsidiary or, to the extent that such matter relates to service with respect to any such employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that no person may be indemnified for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Bank; provided, further, that as to any matter disposed of by a compromise payment by such director or officer pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be ordered by a court or unless such compromise shall be approved as in the best interest of the Bank, after notice that it involves such indemnification: (i) by a disinterested majority of the directors of the Bank then in office; or (ii) by a majority of the disinterested directors of the Bank then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Bank; or (iii) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer of the Bank in connection with the defense or disposition of any such action, suit or other proceeding shall be paid from time to time by the Bank in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the Bank if it is ultimately determined that indemnification for such expenses is not authorized under this Section 1.

          SECTION 2. Indemnification for Successful Defense. To the extent that any director or officer of the Bank serving as such or in any capacity with respect to any employee benefit plan maintained by the Bank has been wholly successful in the defense of any action, suit or proceeding referred to above in
Section 1 or of any claim or issue therein, such person shall, without further authorization of the Board of Directors of the Bank, be indemnified by the Bank as herein above provided upon presentation to the Board of Directors of the Bank of a claim for indemnification and evidence reasonably satisfactory to the Board of Directors of the Bank of such wholly successful defense. As used in this Section the term "wholly successful" means that the action, suit or proceeding or the claim or issue has been finally terminated without a finding of liability or guilt against the person seeking indemnification and the time for taking an appeal or other court or administrative action therein has expired or, in the case of a threatened proceeding, a reasonable period of time, determined by independent legal counsel selected by the Board of Directors of the Bank, has elapsed since the threat was made without the proceeding have been instituted and, in either case without any payment or promise having been made to induce a settlement or compromise.

          SECTION 3. Receipt of Indemnification. Receipt of indemnification by any person pursuant to this Article shall bar such persons from receiving indemnification pursuant to the by-laws or charter of Bank of Boston Corporation or any subsidiary or affiliate thereof. Except as otherwise provided in this Section, the indemnification by the Bank provided for in this Article shall not be exclusive of or affect any other rights to which any director, officer, trustee or pension plan fiduciary or other person may be entitled. Nothing contained in this Article shall either (i) limit the power of the Bank to indemnify directors, officers, employees or agents of the Bank or of its wholly-owned subsidiaries in a manner not inconsistent with this Article or (ii) affect any rights to indemnification by the Bank to which such persons may be entitled by contract or otherwise under law.

          SECTION 4. Definitions. As used here in this Article, the terms "director", "officer" and "trustee" shall include the relevant individual's heirs, executors and administrators, an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending, and a "wholly-owned subsidiary" means any corporation, business trust, partnership or other business entity of which the Bank owns directly or through one or more wholly-owned subsidiaries all of the outstanding capital stock or other shares of beneficial interest (other than directors' qualifying shares) entitled to vote generally.

          SECTION 5. Insurance. The Bank, may upon the affirmative vote of a majority of the Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, other employees and agents to the extent that such indemnification is allowed under this Article; provided, however, that such insurance shall not provide coverage for any expenses, penalties or other payments incurred in connection with a formal order assessing civil money penalties against any director, officer, other employee or agent of the Bank. Such insurance may, but need not, be for the benefit of all directors, officers, employees or agents.

                                ARTICLE VIII

                                 AMENDMENTS

          Except as otherwise provided in Article X hereof, these By-Laws may be repealed or amended, or new by-laws may be adopted by resolution passed by the vote of a majority of the entire Board at any regular or special meeting of the Board of Directors, provided that notice of the proposal to repeal or amend these By-Laws or to adopt new by-laws was included in the notice of the meeting at which action on such proposal is taken.

                                 ARTICLE IX

                             GENERAL PROVISIONS

          SECTION 1. Advisory Boards. Whenever, in the opinion of the Board of Directors, it shall be advisable to have an advisory board for any division or department of the Bank or for any branch or branches of the Bank, the Board of Directors may, by resolution passed by the vote of a majority of the entire Board, establish such an advisory board to have such powers and duties as may be fixed by the Board of Directors. The Board of Directors, the Chairman of the Board or the President shall have the power to appoint and to change the membership of any such advisory board at any time and fill vacancies therein. The Board of Directors shall have the power to discontinue the existence of any such advisory board at any time. Members of any advisory board who are not officers or employees of the Bank or any of its affiliates shall be paid such compensation for services on such board as the Board of Directors, the Chairman of the Board or the President may fix from time to time. In addition, each such member shall be entitled to reimbursement for reasonable expenses incurred by him or her to attend meetings of such advisory board or otherwise in connection with the performance of his or her duties thereon.

          SECTION 2. Voting of Securities. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, each Vice Chairman, each Executive Officer, each Authorized Officer, and the Cashier, each acting alone, shall have authority on behalf of the Bank (a) to attend and act and vote in person for the Bank, and as its duly appointed agent and attorney-in-fact, at any meeting of the holders of securities or creditors of any person (as herein defined) any securities of which are owned or held with power to vote by the Bank or any indebtedness of which is owed to the Bank,
(b) by an instrument in writing, to appoint a proxy or proxies to attend and act and vote for the Bank at any such meeting and (c) to execute and deliver in the name and on behalf of the Bank any notice, demand, protest, receipt, consent or waiver by the Bank as a holder of securities or a creditor of any person. Each officer named in this Section and each person designated by any such officer as a proxy for the Bank shall have and may exercise at any such meeting for and on behalf of the Bank any and all rights and powers incident to the ownership of such securities or indebtedness which an owner would have if personally present.

          As used in this Section and in Section 3 of this Article IX, the word "person" includes a natural person, a corporation, a company, a partnership, a voluntary association, a proprietorship, a trust, an estate, a government (national, state, regional or local) or a department or agency thereof, and any other form of legal entity or business organization however denominated and wherever formed or existing.

          SECTION 3. Powers of Attorney. The Chairman of the Board, the President, each Vice Chairman, or member of the Corporate Working Committee may from time to time and at any time by power of attorney appoint any person (as herein defined) or persons to be the attorney or attorneys of the Bank for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors) and for such period and subject to such conditions as the officer making such appointment may think fit; and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney or attorneys as the officer making such appointment may think fit and may also authorize any such attorney to appoint a substitute or substitutes and to delegate all or any of the powers, authorities and discretions vested in any such attorney or attorneys, except such power of substitution (without prejudice to the power of such attorney or attorneys to exercise concurrently any of the powers delegated and to revoke or vary any such appointment). The Chairman of the Board, the President, a Vice Chairman, or member of the Corporate Working Committee may at any time revoke any power of attorney executed by any of those officers then or formerly in office, provided that no such revocation shall invalidate any act performed by the attorney or attorneys (or any substitute or substitutes appointed thereunder) in the exercise of the powers conferred hereby between the revocation thereof and the time such revocation becomes known to the attorney or attorneys, or to any such substitute or substitutes, and any such power of attorney shall at all times be conclusively binding on the Bank and its successors in favor of third parties who have not received notice of the revocation thereof.

          SECTION 4. Minute Book; By-Laws. The organization papers of the Bank, the Articles of Association, the returns of the judges of election and the proceedings of all regular and special meetings of the shareholders and of the Board of Directors and of committees appointed by the Board of Directors shall be recorded in appropriate minute books kept in the custody and under the control of the Cashier. The minutes of each such meeting shall be signed by the Cashier or other person appointed to act as secretary of the meeting. The By-Laws of this Bank and all amendments thereto shall be kept by the Cashier in a special book entitled "By-Laws of The First National Bank of Boston" and shall be open to inspection by any shareholder during banking hours.

           SECTION 5. Seal. The seal of the Bank shall be substantially in the following form:









          The seal of the Bank may be affixed to any document executed in the name of the Bank either by impression or, when authorized by these By-Laws or by resolution of the Board of Directors or the Executive Committee, by imprinting, stamping or otherwise producing thereon a facsimile, and may be attested by the Cashier or any Assistant Cashier or any Assistant Secretary of the Board of Directors.

           SECTION 6. Fiscal Year. The fiscal year of the Bank shall be coincident with the calendar year.

          SECTION 7. Waiver of Notice. Whenever any notice whatever is required to be given by law or by these By-Laws or the Articles of Association, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The presence of any director at any regular or special meeting of the Board of Directors or of any standing or special committee of directors shall constitute waiver of notice thereof.

                                  ARTICLE X

                              EMERGENCY BY-LAWS

          SECTION 1.  Effective Period.  The emergency by-laws set forth in this
Article X shall be effective only during the continuance of a national emergency proclaimed by the President of the United States of America or by other governmental authority following an attack on the United States of America or another catastrophic event as a result of which a regular quorum of the Board of Directors or of the Executive Committee cannot be convened readily. During any such emergency, the provisions of this Article X shall supersede any different provisions contained in the preceding Articles of these By-Laws.

          SECTION 2. Meetings of the Board of Directors. During any such emergency, a meeting of the Board of Directors may be called by any director or officer who deems it necessary. The meeting shall be held at such time or place as the person calling the meeting may specify in giving notice thereof. Such notice may be given in writing or orally and by such means of communication (including announcement by radio) as in the judgment of the person giving the same are then feasible to reach as many of the directors as it is reasonably possible to reach under the prevailing circumstances. Three directors shall constitute a quorum for the transaction of business at any such meeting.

          SECTION 3. Emergency Location of Head Office. With effect during any such emergency, the Board of Directors may change the location of the Head Office of the Bank or designate one or more alternative locations or authorize one or more officers to do so.

          SECTION 4. Preservation of Continuity of Management. In order to preserve continuity of management of the Bank during any such emergency, the Board of Directors may provide and from time to time change lines of succession in management in the event that during any such emergency any or all of the officers of the rank of Executive Officer or higher shall die or be missing or for any reason be rendered incapable of discharging his or her or their respective duties.

          SECTION 5. Immunity. No director, officer or employee of the Bank acting in accordance with these emergency by-laws shall be liable for any act or omission except willful misconduct.

         SECTION 6.  Amendments of Emergency By-Laws.  The provisions of this
Article X can be amended or repealed during any emergency by resolution of the directors or the shareholders but no such amendment or repeal shall prejudice any rights or immunities acquired by any director, officer or employee under
Section 5 of this Article X in respect of action taken or omitted by him or her prior to such amendment or repeal. Any such amendment may make such further or different provisions as may be deemed to be practical and necessary to deal with the circumstances of the emergency.